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Exhibit 10.13

TURF VILLAGE OFFICES, LLC.

STANDARD LEASE AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	DEMISE OF PREMISES	3
3.	IMPROVEMENTS	3
4.	RENT	4
5.	LATE PAYMENTS	4
6.	SECURITY DEPOSIT	4
7.	RENEWAL	4
8.	UTILITIES	4
9.	TAXES	5
10.	COMMON AREAS AND EXPENSES	5
11.	RESTRICTIONS ON USE; COMPLIANCE WITH LAW	6
12.	SERVICES, REPAIRS, AND MAINTENANCE BY TENANT	7
13.	REPAIRS BY LANDLORD	7
14.	PLACEMENT OF HEAVY EQUIPMENT	7
15.	FORCE MAJEURE	7
16.	SURRENDER OF PREMISES	7
17.	ABANDONING PREMISES OR PERSONAL PROPERTY	8
18.	QUIET ENJOYMENT	8
19.	IMDEMNIFICATION AND WAIVER OF CLAIM	8
20.	INSURANCE	8
21.	EFFECT ON INSURANCE	10
22.	TOTAL OR PARTIAL DESTRUCTION OF PREMISES	10
23.	TOTAL OR PARTIAL DESTRUCTION OF BUILDING	11
24.	ALTERATIONS	11
25.	MECHANICS' LIENS	11
26.	BREACH OR DEFAULT	12
27.	EFFECT OF BREACH	12
28.	LANDLORD'S LIEN	14
29.	ACCESS BY LANDLORD	14
30.	INTENTIONALLY DELETED	14
31.	ASSIGNMENT AND SUBLETTING	14
32.	CONDEMNATION	15
33.	EXECUTION OF ESTOPPEL CERTIFICATE	15
34.	SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE	16
35.	SIGNS AND ADVERTISING	15
36.	RULES AND REGULATIONS	16
37.	ACCORD AND SATISFACTION	16
38.	NO PARTNERSHIP	17
39.	HOLDING OVER	17
40.	INTENTIONALLY DELETED	17
41.	RECORDATION	17
42.	WAIVERS	17
43.	REMEDIES FOR LANDLORD	17
44.	TABLE OF CONTENTS; CAPTIONS	17
45.	NOTICES	17
46.	APPLICABLE LAW	17
47.	SUCCESSORS AND ASSIGNS	17
48.	WAIVER OF TRIAL BY JURY	18
49.	RIGHTS OF AND CLAIMS AGAINST LANDLORD	18
50.	CALCULATION OF TIME	18
51.	ACCESS	18

52.	SEVERABILITY	18
53.	COUNTERPARTS	19
54.	TOTAL AGREEMENT	19
55.	TIME OF THE ESSENCE	19
56.	COMMERCIAL PURPOSE	19

LIST OF EXHIBITS

Exhibit A	Description of the Premises
Exhibit B	Rules and Regulations

LIST OF SCHEDULES

Schedule 1	Landlord's Work
Schedule 2	Tenant's Work
Schedule 3	Parking

STANDARD LEASE AGREEMENT

        THIS STANDARD LEASE AGREEMENT (this "Lease") is made as of the 17th day of June, 2004 by and between TURF VILLAGE OFFICES, LLC, a Maryland limited liability company (hereinafter referred to as "Landlord"), and CARROLLTON MORTGAGE SERVICES, INC. (hereinafter referred to as "Tenant").

Recitals

        Tenant desires to lease the Premises (hereinafter defined), within the Building (hereinafter defined) for the purposes set forth in Section 11, and Landlord and Tenant desire to enter into this Lease which defines their respective rights, duties, and liabilities relating to the Building and the Premises.

        NOW, THEREFORE, WITNESSETH in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    DEFINITIONS.    For purposes of this Lease, Landlord and Tenant hereby agree that the following terms shall have the indicated meanings:

          a.    Additional Rent:    all sums of money or charges required to be paid by Tenant under this Lease other than Annual Rent, whether or not such sums or charges are designated "Additional Rent."

          b.    Annual Rent:    the amounts set forth below during the Original Term, and the amount set forth in Section 7 during any Renewal Term.

TERM	ANNUAL RENT	MONTHLY RENT
From 07/15/2004 to 03/14/2005	$14,663.00	$1,221.92

          c.    Assignment:    any assignment, transfer, mortgage, or encumbrance, whether voluntarily, involuntarily, or by operation of law, of Tenant's interest in this Lease, any sublease by Tenant, any license by Tenant of space in the Premises, or any concession agreement by Tenant with respect to all or part of the Premises, any agreement by Tenant giving any other person the right to use all or part of the Premises, or such other events determined to be Assignments pursuant to Section 30.

          d.    Base Year Operating Expenses:    The total amount of Operating Expenses for the calendar year January 1, 2004 to December 31, 2004.

          e.    Base Year Taxes:    The total amount of Taxes for the fiscal year July 1, 2003 to June 30, 2004.

          f.    Building:    the 32,000 square foot office building located on the Property and known as 2300 York Road, Timonium, Maryland 21093.

          g.    Commencement Date:    the date Landlord tenders possession to the Tenant, anticipated to occur on or about June 21, 2004, except that if such date is hereafter advanced to postponed pursuant to any provision of this Lease, or by written agreement of the parties hereto, the date to which it is advanced or postponed.

          h.    Common Areas:    those portions of the Property which Landlord may from time to time designate for Tenant's non-exclusive use.

          i.    Hazardous Material:    any hazardous or toxic substance, material, or waste including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172. 101) or by the Environmental Protection

  Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials, and wastes that are or become regulated under any applicable federal, state, or local law, ordinance, or regulation including, but not limited to, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"), the Clean Air Act, and the Clean Water Act.

          j.    Landlord:    Turf Village Offices, LLC, a Maryland limited liability company.

          k.    Landlord's Address:    10233 South Dolfield Road, P.O. box 369, Owings Mills, Maryland 21117, Attn: Ms. Sharon Dowell.

          l.    Monthly Installment of Annual Rent:    an amount equal to one-twelfth (1/12th) of the Annual Rent.

          m.    Mortgage:    any mortgage, deed of trust, ground lease or security agreement affecting the Property or, any part thereof, at any time.

          n.    Mortgagee:    the beneficiary of any Mortgage.

          o.    Normal Business Hours:    the hours from 8 a.m. to 6 p.m. Monday through Friday, and 9 a.m. to 1 p.m. on Saturday, except legal holidays observed by the United States federal government.

          p.    Notices:    all notices, requests, demands, or other communications which may be or are required or permitted to be served or given under this Lease.

          q.    Operating Expenses:    Commencing with Option 1 Renewal, Option 2 Renewal and Option 3 Renewal reasonable expenses incurred by Landlord in connection with the operation of the Property. By way of example, but without limitation, operating expenses shall include any and all of the following: casualty and liability insurance; management fees; common area maintenance and repairs, trash removal; snow removal, grounds maintenance, cleaning of common areas, security services, water and sewer charges and/or fees, and any and all other expenses or charges of any nature whatsoever, whether or not herein mentioned, which would be included in Operating Expenses in accordance with sound accounting and management principles generally accepted with respect to the operation of first class office buildings in the Baltimore Metropolitan area.

          r.    Operating Expense Escrow Payment:    Commencing with Option 1 Renewal, Option 2 Renewal and Option 3 Renewal one-twelfth (1/12th) of Landlord's estimate of Tenant's Percentage of the increase in the Operating Expenses over the Base Year Operating Expenses.

          s.    Original Term:    a period of eight (8) months commencing on the Commencement Date. Should the Commencement Date fall other than on the fifteenth day of a month, the Term shall be equal to the number of years set forth herein plus the portion of the month remaining from the Commencement Date until the last day of the month.

          t.    Premises:    Suite 211 on the second floor of the Building, consisting of approximately One Thousand Seventy Five (1,075) rentable square feet, which is the space to be leased by Tenant hereunder and outlined on Exhibit A, attached hereto and incorporated by reference herein.

          u.    Property:    all that tract or parcel of land owned by Landlord consisting of approximately 1.545 acres more or less being known as Lot 2 as shown on the Plat entitled "Timonium Heights" as recorded among the Land Records of Baltimore County, Maryland in Plat Book SM 57, folio 135.

          v.    Renewal Term:    a period of one (1) year commencing upon the expiration of the Original Term or any other Renewal Term. The Renewal Terms are referred to as the "First Renewal Term," the "Second Renewal Term," and "Third Renewal".

          w.    Rent:    all Annual Rent, Monthly Installments of Annual Rent, and Additional Rent payable by Tenant to Landlord under this Lease.

          x.    Security Deposit:    None.

          y.    Taxes:    all taxes, assessments, and governmental charges of any kind and nature whatsoever levied or assessed against the Property.

          z.    Tax Escrow Payment:    Commencing with First Renewal Term, Second Renewal Term and Third Renewal Term one-twelfth (1/12) of Landlord's estimate of Tenant's percentage of the increases in the Taxes over Base Year Taxes.

          aa.    Tenant:    Carrollton Mortgage Services, Inc. Robert Altieri. President

          bb.    Tenant's Address:    344 N. Charles Street, Baltimore, Maryland 21201.

          cc.    Tenant's Percentage:    Commencing with Renewal option 1, Renewal Option 2 and Renewal Option 3; Three and 38/100ths percent (3.38%), the percentage equivalent to a fraction having as its numerator the number of square feet in the Premises (inclusive of a Twelve percent (12%) core factor) and as its denominator the number of square feet of rentable floor space in the Building (i.e. 31,751 square feet).

          dd.    Term:    the Original Term and any Renewal Term as to which Tenant exercises an option.

        When used herein, the singular shall apply to the plural, the plural the singular, and the use of any gender shall apply to all genders.

        2.    DEMISE OF PREMISES.    Landlord leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, Rent, and upon the terms, covenants, and conditions set forth herein.

        3.    IMPROVEMENTS.

          a.     Landlord agrees to perform or cause to be performed within a reasonable period of time all that work set forth on Schedule 1 to be attached hereto and made a part hereof at the price indicated therein unless Landlord has agreed to permit Tenant to perform or cause to be performed said work. No improvements other than those on Schedule 1 will be performed or permitted without Landlord's prior written consent.

          b.     Any work Landlord authorizes pursuant to Schedule 2 attached hereto and made a part hereof shall be performed at Tenant's expense. During Tenant's performance of such work, Tenant shall at its expense, remove from the Property all trash which it may accumulate. During such period of work, Tenant shall not unreasonably interfere with Landlord's construction activities and shall maintain workmen's compensation, liability and builder's risk insurance in amounts satisfactory to Landlord. All work done by Tenant shall be done in accordance with all applicable building codes, statutes, regulations, laws, ordinances of federal, state, county and municipal authorities and with any direction or order made pursuant to law by any public official or agency. All improvements (as distinguished from trade fixtures) shall be the property of Landlord and may not be removed without its consent.

          c.     By opening the Premises for business, Tenant shall be deemed to have: (i) accepted the Premises, (ii) acknowledged that the Premises are ready for occupancy hereunder, and (iii) agreed that the obligations of the Landlord pursuant to the attached Schedule 1 have been fully performed.

        4.    RENT.    Tenant shall pay Monthly Installments of Annual Rent in advance on the first day of each month for the Term of this Lease, without deduction, set-off, recoupment, counterclaim, or demand, at Landlord's Address or at such other place as shall be designated in writing by Landlord. If the Term shall commence or end on a day other than the first day of a month, the Monthly Installments of Annual Rent for any such partial month of the Term shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay an amount equal to one (1) Monthly Installment of Annual Rent

        5.    LATE PAYMENTS.    In the event that any Monthly Installment of Annual Rent or Additional Rent shall be past due for more than ten (10) days, Tenant shall pay to Landlord as Additional Rent a late charge equal to the greater of (a) five percent (5%) of the unpaid Rent, or (b) the interest on the unpaid Rent from the date when due until payment at the rate of fifteen percent (15%) per annum, or, if less, the highest rate permitted by law. The late charge imposed under this Section is not a penalty and has been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.

        6.    SECURITY DEPOSIT.    N/A

        7.    RENEWAL.    Upon the expiration of the Original Term, Tenant shall have an option to extend this Lease for a Renewal Term of one (1) year, provided that Tenant gives Landlord at least ninety (90) days prior written notice of its unconditional and irrevocable exercise of each such option and provided further Tenant is not then and has not been in default hereunder. In the event that Tenant exercises its option as to any Renewal Term, all provisions of this Lease shall apply during each Renewal Term except that the Annual Rent and Monthly Installments of Annual Rent which shall be as follows:

RENEWAL OPTION 1:

TERM	ANNUAL RENT	MONTHLY RENT
From 03/15/05 to 03/14/06	$15,103.00	$1,258.58

RENEWAL OPTION 2:

From 03/15/06 to 03/14/07	15,556.00	1,296.34

RENEWAL OPTION 3:

From 03/15/07 to 03/14/08	16,022.70	1,335.23

        8.    UTILITIES AND SERVICES.    From and after the Commencement Date, to the extent utilities are separately metered for the Premises, Tenant shall make arrangements with each utility company and public body to provide, in Tenant's name, electricity for heat, air conditioning and lighting and telephone, necessary for Tenant's use of the Premises. Tenant shall pay directly to the companies furnishing utility service the cost of all service connection fees and the cost of all utilities consumed throughout the Term. In the event that Tenant fails to pay in a timely manner any sum required under this Section, Landlord shall have the right, but not the obligation, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after demand therefore. To the extent any utilities are not separately metered for the Premises, Landlord shall furnish such utility services to Tenant, and in such event, the cost of provision of such services shall be charged to Tenant as Additional Rent. The amount charged for such utility service shall be determined by Landlord, which determination shall be conclusive and binding on Tenant. Any additional Rent owing by Tenant to Landlord for utilities shall be due and payable within five (5) days after demand therefore.

        9.    TAXES.

          a.     Tenant shall be liable for all taxes levied against personal property, trade fixtures, and tenant improvements placed by Tenant in the Premises. If any such taxes based on the personal property or trade fixtures placed by Tenant in the Premises are levied against Landlord or Landlord's property, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

          b.     Landlord shall pay all Taxes currently assessed against the Building and the Property. Tenant agrees to pay to Landlord as Additional Rent Tenant's Percentage of all increases in taxes in excess of base year taxes commencing with Renewal Option 1, Renewal Option 2 and Renewal Option 3. Landlord is authorized to deposit those funds in a non-interest-bearing account (in which account other monies of Landlord may be comingled provided Landlord maintains accurate books and records with respect thereto). Tenant authorizes Landlord to use the funds paid to Landlord under this Section to pay the Taxes levied or assessed against the Property. Each Tax Escrow Payment shall be Additional Rent and shall be due and payable at the same time and in the same manner as the time and manner of the payment of Annual Rent as provided herein. The Tax Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Tax Escrow Payments are less than Tenant's Percentage of the increase in Taxes over the Base Year Taxes, Tenant shall pay the difference to Landlord upon demand; if the total Tax Escrow Payments of Tenant are more than Tenant's Percentage of the increase in Taxes over the Base Year Taxes, Landlord shall retain such excess and credit it to Tenant's Tax Escrow Payment obligation. If Tenant should fail to pay any Taxes required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Taxes. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after demand thereof.

          c.     If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed on Landlord a capital levy or other tax directly on the rents received there from and/or a franchise tax assessment, levy, or charge measured by or based, in whole or in part, upon such rents or the Building, then such taxes, assessments, levies, or charges that are in lieu of the present method of taxation shall be deemed to be included within the term "Taxes" for the purposes hereof.

          d.     Any payment to be made pursuant to this Section with respect to the real estate tax year in which this Lease terminates shall bear the same ratio to the payment which would be required to be made for the full year as that part of such tax year covered by the Term of the Lease bears to a full tax year.

        10.    COMMON AREAS AND EXPENSES.    In addition to the use of the Premises, Tenant, its employees, and business invitees shall have the right to use the Common Areas in common with Landlord and other tenants of the Building, their employees, and business visitors. Tenant shall not obstruct the Common Areas or use them for any purpose other than their customary or intended purposes. All Common Areas shall be subject to the exclusive control of Landlord. Landlord shall operate, manage, equip, police, light, and maintain the Common Areas, all in such manner as Landlord, in its sole discretion, may, from time to time determine, and Landlord shall have the sole right and exclusive authority to employ and discharge all personnel with respect thereto. Landlord hereby expressly reserves the right to maintain security for the Common Areas; to use and to allow others to use the Common Areas for any purpose; to change the size, area, level, location, and arrangement of the Common Areas; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes, or alterations thereto or performing necessary maintenance in connection with any emergency or for any other purpose whatsoever, whether such purpose is similar or dissimilar to the foregoing.

        Commencing with Renewal Option 1, Renewal Option 2 and Renewal Option 3: Tenant agrees to pay Landlord as Additional Rent Tenant's Percentage of all Operating Expenses in excess of Base Year Operating Expenses attributable to the Property. During each month of the Term, Tenant shall pay to Landlord the Operating Expense Escrow Payment. Landlord is authorized to deposit those funds in a non-interest-bearing account (in which account other monies of Landlord may be co-mingled provided Landlord maintains accurate books and records with respect thereto). Tenant authorizes Landlord to use the funds paid to Landlord to pay the Operating Expenses. Each Operating Expense Escrow Payment shall be Additional Rent and shall be due and payable at the same time and in the same manner as the time and manner of the payment of Annual Rent as provided herein. The Operating Expense Escrow Account of Tenant shall be reconciled annually and a statement documenting the Operating Expenses for such year shall be provided to Tenant upon request. If the Tenant's total Operating Expense Escrow Payments are less than Tenant's Percentage of the increase in Operating Expenses over Base Year Operating Expenses, Tenant shall pay the difference to Landlord upon demand; if the total Operating Expense Escrow Payments of Tenant are more than Tenant's Percentage of the increase in Operating Expenses over Base Year Operating Expenses, Landlord shall retain such excess and credit it to Tenant's Operating Expense Payments.

        11.    COMPLIANCE WITH LAW RESTRICTIONS ON USE.

          a.     Tenant shall not use or permit the Premises, or any part thereof, to be used for any purposes other than general offices. Furthermore, no use of the Premises shall be made or permitted to be made that shall result in: (i) waste of the Premises or any part thereof, (ii) a public or private nuisance that may disturb the quiet enjoyment of Landlord or other tenants of the Property; (iii) improper, unlawful, or objectionable use; or (iv) noises or vibrations that may disturb the Landlord or other tenants. Tenant shall comply at its own expense with all restrictive covenants and governmental regulations and statutes affecting the Premises either now or in the future

          b.     Tenant shall at all times during the Term comply with all laws, ordinances, and regulations of federal, state, and local authorities pertaining to Tenant's use of the Premises and with the recorded covenants, conditions, and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state, and local laws, ordinances, or regulations pertaining to air and water quality, Hazardous Material, waste disposal, air emissions, and other environmental matters, all zoning and other land use matters, utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises.

        12.    SERVICES, REPAIRS, AND MAINTENANCE BY TENANT.    Tenant shall at all times and at its own expense keep and maintain the Premises in good order and repair, and in a neat, safe, clean, and orderly condition, including, but not limited to, regular janitorial and cleaning of the Premises, repairs and replacements to the plumbing and electrical apparatus therein, the HVAC system serving the Premises. Tenant, at its own expense, will maintain a service contract with a state licensed HVAC contractor to maintain the HVAC equipment in good and operable order during the Term of the Lease. Tenant shall not overload the electrical wiring serving the Premises or within the Premises. Tenant will repair promptly at its own expense by or under the direction of Landlord any damage (whether structural or nonstructural) to the Premises or the Building caused by any construction or alterations performed by Tenant or by bringing into the Premises or on the Property any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless solely by the gross negligence of Landlord.

        13.    REPAIRS BY LANDLORD.    Except as otherwise provided herein, Landlord shall maintain the central heating and air conditioning system of the Building and the electrical wiring serving the Premises where within the Premises and shall make all structural repairs, including, but not limited to structural columns and floors (excluding floor coverings such as carpet and floor tile) of the Premises, the roof of the Building, and the exterior walls of the Building, provided Tenant gives Landlord written notice specifying the need for and nature of such repairs; provided, however, if Landlord is required to make any repairs to such portions of the Premises or Building by reason, in whole or in part, of the negligent act or failure to act by Tenant or Tenant's contractors or subcontractors or its or their agents or employees, or by reason of any unusual use of the Premises by Tenant (whether or not such use is a permitted use hereunder), Landlord may collect the reasonable cost of such repairs, as Additional Rent, upon demand. Except as provided herein, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from the making of any repairs or changes which Landlord is required or permitted by this Lease to make, or by any other tenant's lease or required by law to make in or to any portion of the Premises, Building, or Common Areas.

        14.    PLACEMENT OF HEAVY EQUIPMENT.    Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry or which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, computers, or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

        15.    FORCE MAJEURE.    This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired, or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making, any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed or otherwise hindered from doing so by reason of any outside cause whatsoever. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others except if due to gross negligence or willful misconduct of Landlord. Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other provisions of this Lease.

        16.    SURRENDER OF PREMISES.    At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and good order and repair and otherwise in the same condition as the Premises was upon the commencement of this Lease, except ordinary wear and tear.

        17.    ABANDONING PREMISES OR PERSONAL PROPERTY.    Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease.

        18.    QUIET ENJOYMENT.    Landlord warrants that Tenant shall be granted peaceable and quiet enjoyment of the Premises free from any eviction or interference by Landlord if Tenant pays the Annual Rent and Additional Rent provided herein, and otherwise fully performs the terms, covenants, and conditions imposed herein.

        19.    INDEMNIFICATION AND WAIVER OF CLAIM

        a.     Tenant will defend and will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability, and expense (including, but not limited to, reasonable attorneys' fees) in connection with the loss of life, bodily injury, or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant or any assignee, subtenant, concessionaire, or licensee of the Premises or any part of Landlord's personal property or the Building or occasioned wholly or in part by any act or omission of Tenant or any assignee, subtenant, concessionaire, or licensee or its or their contractors, subcontractors, or its or their agents or employees or other persons on the Premises. Tenant shall also pay all reasonable costs, expenses, and attorneys' fees that may be expended or incurred by Landlord in enforcing the covenants and agreements of this Lease. The provisions of this Section shall survive the termination or earlier expiration of this Lease. Landlord shall not be liable for, and Tenant, in consideration of Landlord's execution of this Lease, hereby releases all claims against Landlord for loss or damage that may be occasioned by or through the acts or omissions of other tenants, their contractors and subcontractors and their agents, invitees, or employees, or for loss of life, bodily injury, or damage to property or business sustained by Tenant or any person claiming through Tenant or on the Premises resulting from any fire, accident, occurrence, or any other condition in or upon the Property or any part thereof. The foregoing waiver and release is intended by Landlord and Tenant to be absolute, unconditional, and without exception and to supersede any specific repair obligation imposed upon Landlord hereunder; provided that such waiver and release shall not apply to the gross negligence or willful misconduct of Landlord.

        b.     Notwithstanding anything to the contrary herein contained, Landlord and Tenant do mutually each release and discharge the other, and all persons against whom their insurance company or companies would have a right or claim by virtue of subrogation, of and from all suits, claims, and demands whatsoever, for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby or its contractors, subcontractors, agents, or employees, so long as and to the extent that such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be so covered under this Lease. Each party further agrees that each will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation. It is hereby stipulated that this insurance shall not be invalidated should the insured or any of them waive in writing prior to a loss any or all right of recovery against any person or entity for loss occurring to the property described herein. If the inclusion of such a clause occasions additional cost for the policyholder, the other party shall be given notice of such additional cost and the opportunity to pay it within thirty (30) days, in which case the policyholder shall require the insurance company to include the clause. If either party shall elect to be a self-insurer of its property to the extent permitted by this Lease, such waiver of subrogation shall be applicable thereto to the same extent as if any loss or damage were covered by insurance.

        20.    INSURANCE.

        a.     Tenant will keep in force with companies licensed to do business in the State of Maryland and which have a rating of A or better and a financial size rating of X or larger from Best's Key Rating Guide and Supplemental Service, Property, Casualty (or comparable insurance rating service), at

Tenant's expense at all times during the Term of this Lease and during such other times as Tenant occupies the Premises or any part thereof:

            (1)   Commercial general liability insurance written on an occurrence basis with respect to the Premises and the business operated by Tenant and any subtenants, concessionaires, or licensees of Tenant in the Premises with minimum combined single limits of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate. Such liability insurance shall, in addition, extend, through contractual liability insurance, to any liability of Tenant arising out of the indemnities provided in Section 19 and shall be subject to the waiver of subrogation specified therein. Such liability insurance shall also include broad form endorsement coverage, including personal injury coverage. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of applicable workers' compensation or similar statutes, Tenant shall also keep in force, at its own expense, workers' compensation or similar insurance affording statutory coverage and containing statutory limits.

            (2)   Fire insurance with standard broad form extended coverage and full replacement cost endorsements covering (A) all of Tenant's contents, furniture, furnishings, machinery, such equipment as is not affixed to the Premises, trade fixtures, and signs, and (B) Tenant's interest in all of the improvements and betterments installed in the Premises by Tenant.

            (3)   Such other types of insurance and such additional amounts of insurance as, in Landlord's judgment, are necessitated by good business practice.

        b.     On or before the Commencement Date, Tenant will deposit with Landlord copies of policies of insurance required by the provisions of this Section together with satisfactory evidence of the payment of the required premium or premiums thereof. Failure to deposit such policies shall not relieve Tenant of its obligation to obtain and keep in force insurance coverage required by this Lease. The insurance required hereby may be maintained by means of a policy or policies of blanket insurance so long as the provisions of this Lease are fully satisfied and the required amounts are specifically allocated to the Premises without possibility of diminution because of occurrences on other properties.

        c.     All policies of insurance required to be carried by Tenant by this Section hereof shall provide that the policies shall not be subject to cancellation, termination, or change except after thirty (30) days' prior written notice to Landlord, and all such policies shall name Landlord as an additional insured as its interest may appear.

        d.     If Tenant shall not comply with its covenants made in this Section, Landlord, in addition to Landlord's other remedies hereunder, may (but shall not be obligated to) cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance as Additional Rent promptly upon Landlord's demand therefor.

        e.     Landlord will keep in force with companies licensed to do business in the State of Maryland at Landlord's expense at all times during the term of this Lease:

            (1)   Commercial general liability insurance written on an occurrence basis with respect to the Building, the Common Areas of the Building, and the Property with minimum combined single limits of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate. Such liability insurance shall, in addition, extend to any liability of Landlord arising out of the indemnities and be subject to the waiver of subrogation provided in Section 19. Such liability insurance shall also include broad form endorsement coverage, including personal injury coverage. If the nature of Landlord's operation is such as to place any or all of its employees under the coverage of local workers' compensation or similar statutes, Landlord shall also keep in force, at its own expense, workers' compensation or similar insurance affording statutory coverage and containing statutory limits.

            (2)   All-risk casualty insurance with replacement cost endorsement and without deductible, covering the Property, the Building, and the Premises, including all leasehold improvements therein in an amount equal to the full replacement value thereof, exclusive of land. All proceeds of insurance shall be used to restore the Premises, the Building, and the Property to the condition in which they were prior to the occurrence of the loss.

        f.      If for any reason including, but not limited to, the abandonment of the Premises, Tenant's failure to pay any insurance premium, or Tenant's failure to occupy the Premises as herein permitted, Tenant fails to provide and keep in force any or all of the insurance policies set forth in this Section, then in such event Tenant shall indemnify and hold Landlord harmless against any and all claims, actions, damages, liability, and expense (including, but not limited to, reasonable attorneys' fees) which would have been covered by such insurance.

        21.    EFFECT ON INSURANCE.    Tenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon, or about the Property which will violate the provisions of Landlord's policies insuring the Premises and the Building against loss or damage by fire or other hazards (including, but not limited to, public liability), which will adversely affect Landlord's fire or liability insurance premium rating or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Property shall cause the premium rate of fire or other insurance on the Premises or the Property in companies acceptable to Landlord to be increased beyond the established rate from time to time fixed by the appropriate underwriters with regard to the use of the Premises for the purposes permitted under this Lease or to the Property for the use or uses being made thereof, Tenant will pay the amount of such increase as Additional Rent upon Landlord's demand and will thereafter pay the amount of such increase, as the same may vary from time to time, with respect to every premium relating to coverage of the Premises and the Property during a period falling within the Term of this Lease until such increase is eliminated.

        22.    TOTAL OR PARTIAL DESTRUCTION OF PREMISES.

        a.     If the Premises or the hallways, stairways or other approaches thereto are damaged by fire or other casualty but the Premises is not thereby rendered untenantable in whole or in part, Landlord, at its own expense, subject to the limitations set forth in this Lease, shall cause such damage to be repaired, and the Annual Rent and Additional Rent shall not be abated. If by reason of any damage or destruction to the Premises or the approaches, the Premises shall be rendered untenantable in whole or in part, (i) Landlord, at its option, at its own expense, subject to the limitations set forth in this Lease, may cause the damage to be repaired, and the Annual Rent and Additional Rent shall be abated proportionately as to the portion of the Premises rendered untenantable while it is untenantable, or (ii) Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after the occurrence of such damage or destruction, to terminate this Lease, and the Annual Rent and Additional Rent shall be adjusted as of such date of termination. In no event shall Landlord be obligated to expend for any repairs or reconstruction pursuant to this Section an amount in excess of the insurance proceeds, if any, recovered by it and allocable to the damage to the Premises after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to Landlord's Mortgagee. The provisions hereof are subject to the terms of Section 23.

        b.     Notwithstanding anything set forth herein to the contrary, Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Premises.

        c.     Tenant covenants that it will give written notice to Landlord of any accident or damage, whether such accident or damage is caused by insured or uninsured casualty, occurring in, on, or about the Premises within one (1) business day after Tenant has or should have had knowledge of the occurrence of such accident or damage. If Tenant breaches its covenant set forth hereunder, Landlord, in addition to all other rights and remedies under this Lease, at law or in equity shall, at its option, be relieved of any of its obligations under this Section.

        d.     If, within forty-five (45) days after the occurrence of the damage or destruction described in Section 22a, Landlord determines that in its reasonable judgment that the repairs and restoration cannot be substantially completed within 180 days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this Section, then landlord shall promptly notify Tenant of such determination. For a period continuing through the later of the thirtieth (30th) day after the occurrence of the damage or destruction or the tenth (10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord.

        23.    TOTAL OR PARTIAL DESTRUCTION OF BUILDING.

        a.     In the event that twenty-five percent (25%) or more of the rentable floor area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days after said occurrence, to terminate this Lease. Upon the giving of such notice, the Term of this Lease shall expire, the Annual Rent and Additional Rent to be adjusted as of the date of termination, and Tenant shall vacate the Premises and surrender the same to Landlord.

        b.     If, within forty-five (45) days after the occurrence of the damage or destruction described in Section 24a, Landlord determines that in its reasonable judgment that the repairs and restoration cannot be substantially completed within 180 days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this Section, then landlord shall promptly notify Tenant of such determination. For a period continuing through the later of the thirtieth (30th) day after the occurrence of the damage or destruction or the tenth (10'th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord.

        24.    ALTERATIONS.    Tenant agrees that it will not make any alterations (whether structural or otherwise), improvements, additions, repairs, or changes to the interior or exterior of the Premises during the Term of this Lease without in each instance obtaining Landlord's prior written consent. Together with each request for such consent, Tenant shall present to Landlord reasonably detailed plans and specifications for such proposed alterations, improvements, additions, repairs, or changes; provided, however, approval of such plans and specifications by Landlord shall not constitute any assumption of any responsibility by landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such items. Any alterations, improvements, additions, repairs, or changes made by Tenant shall, unless Landlord gives notice to Tenant to remove the same, remain upon the Premises at the expiration or earlier termination of the Term of this Lease and shall become the property of Landlord immediately upon installation thereof.

        25.    MECHANICS' LIENS.    Tenant shall not do or suffer to be done any act, matter or thing whereby Landlord's or Tenant's interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge or stay the enforcement by bond or otherwise, within ten (10) days after the date of filing, any mechanics' liens filed against Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord may, at its option, discharge any such mechanics' lien not discharged by Tenant within such ten (10) day period, and Tenant, upon demand, shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended by Landlord shall be deemed Additional Rent. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises or the Building.

        26.    BREACH OR DEFAULT.    Tenant shall have breached this Lease and shall be considered in default hereunder if (a) Tenant fails to pay Annual Rent or Additional Rent within 10 days of the date payment is due after 10 days written notice from Landlord; (b) Tenant files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy or insolvency law or act, or makes an assignment for the benefit of creditors; (c) involuntary proceedings are instituted against Tenant under any bankruptcy or insolvency law or act; (d) Tenant fails to perform or comply with any of the covenants or conditions of this Lease or the rules and regulations now or hereinafter established for the Premises, Building, or Property within ten (10) days written notice thereof; or (e) the Premises shall be deserted or vacated.

        27.    EFFECT OF BREACH.

        a.     In the event of a breach of this Lease as set forth in Section 26, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) to re-enter the Premises, using force if necessary, to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant's property at the Premises, (ii) to store Tenant's property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord's being deemed guilty of trespass or becoming liable for any loss or damage which may occur on Tenant's property, and (iii) upon ten (10) days' written notice to Tenant, which the parties agree is commercially reasonable, to sell at public or private sale any or all of said property, whether exempt or not from sale under execution or attachment (such property being deemed charged with a lien in favor of Landlord for all sums due hereunder), with the proceeds of sale to be applied: first, to the reasonable costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorney's fees); and second, to the payment of any sums due hereunder to Landlord (including Rent, charges, and damages, both theretofore and thereafter accruing); and, third, any surplus to Tenant.

        b.     Further, upon the occurrence of any such breach, Landlord, in addition to any other remedies it may have at law, in equity, or under any other provision of this Lease, shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder, by giving to Tenant not less than five (5) days' advance written notice of Landlord's election to cancel and to terminate this Lease. Upon the expiration of the time fixed in the notice of termination, this Lease and the balance of the Term then remaining, as well as all of the right, title, and interest of Tenant under this Lease, shall expire in the same manner and with the same force and effect (except for the Tenant's liability as hereinafter set forth) as if the expiration of the time fixed in the notice of termination was the date upon which the Term would normally have expired. Tenant shall then immediately quit and surrender the Premises and each and every part thereof to Landlord, and Landlord may enter upon the Premises, by force, summary proceedings, or otherwise. In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Property is located and of the Public General Laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer. Upon any entry or re-entry by Landlord, with or without legal process, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the risk and expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of the Tenant's liability for damages under the provisions of this Section.

        c.     Tenant further agrees (i) notwithstanding re-entry by Landlord with or without termination pursuant to the provisions of Section 27a, r (ii) if this Lease is otherwise terminated by reason of Tenant's default, or (iii) if Landlord retakes possession with or without process of law and/or re-enters with or without a declaration of termination, or (iv) if Landlord, following any of the foregoing events, elects to let or relet the Premises (whether once or more than once during the remainder of the Term, and upon such conditions as are satisfactory to Landlord) that Tenant shall, nevertheless, in each instance, remain liable for the performance of any covenant of this Lease then in default and for all Rent and all other charges and damages which may be due or sustained before and after the date of default, together with the cost of seizure and repossession of the Premises and reasonable attorneys' fees incurred by Landlord as a result of the breach of this Lease.

        d.     In any of the events described in the preceding Subsection, Tenant agrees that it will remain liable to Landlord for liquidated damages and shall pay at the sole election of Landlord either:

            (1)   on demand an amount of money equal to the net present value of the amount of Rent which would have become payable during the unexpired portion of the Term hereof remaining at the time of re-entry, repossession, or termination presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination discounted at the rate equal to the then Prime Rate announced by Mercantile SafeDeposit and Trust Company in Baltimore, Maryland or any successor bank; or

            (2)   sums equal to the Annual Rent and Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable monthly, in advance, but otherwise upon the terms therefor specified herein following such termination or such re-entry and until the expiration date, provided, however, that if Landlord shall relet the Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting expenses incurred or paid by Landlord in terminating the Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, reasonable attorneys' fees, and all other expenses properly chargeable against the Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and Landlord shall have the right to grant rent concessions to attract one or more new tenants and to permit the term of any new lease covering part or all of the Premises to be for a shorter or longer period than provided for herein.

In the event Landlord elects to collect damages from Tenant under this Lease at any time subsequent to such election and upon ten (10) days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 27.d(1) above, crediting Tenant with amounts theretofore received by Landlord as damages. Landlord shall have no obligation to relet part or all of the Premises subsequent to termination of the Lease and upon Tenant's default.

        e.     Suit or suits for the recovery of such deficiency or damages or for a sum equal to any Monthly Installment or Installments of Annual Rent and Additional Rent and other charges payable hereunder may be brought by Landlord from time to time, at Landlord's election. Nothing herein contained shall be deemed to require Landlord to await the date when this Lease or the Term would have normally expired had there been no such default by Tenant or no such termination by Landlord, nor shall

Landlord be barred by any claim involving a statute of limitations or other defense should Landlord delay in filing suit.

        f.      Nothing in this Section shall limit or prejudice the right of Landlord to prove and to obtain, as liquidated damages by reason of a termination arising out of the provisions of this Section, an amount equal to the maximum allowed by any statute or rule of law in effect as of the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of liquidated damages computed under this Section.

        g.     Notwithstanding anything to the contrary contained in this Section, in the event of a breach of this Lease by Tenant, Landlord agrees to use commercially reasonable efforts to mitigate its damages.

        28.    LANDLORD'S LIEN.    To secure the payment of all Rent due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby grants to Landlord an express first and prior contract lien and security interest on all property (including fixtures, equipment, chattels and merchandise) which may be placed in the Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages in Rent due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest are given in addition to the Landlord's statutory lien and shall be cumulative thereto or alternative thereto as elected by Landlord at any time. Tenant agrees, upon request, to execute one (1) or more financing statements evidencing Landlord's lien as provided in this Section.

        29.    ACCESS BY LANDLORD.

        a.     Landlord and its contractors and subcontractors, and its or their agents and employees may at all reasonable times during the Term of this Lease enter to inspect the Premises and/or may show the Premises and Property to others, provided that such entrance is with prior notice to Tenant. In the event of notice of termination of this Lease or during the last six (6) months of the Term, unless Tenant has theretofore properly exercised any remaining option to extend this lease, Landlord shall have the right from the date of such notice to display "For Rent" signs, and Landlord and/or Landlord's agents may show the Premises and all parts thereof to prospective tenants during Normal Business Hours.

        b.     Landlord also reserves the right, after notice of intention to so enter (except that in the event of an emergency, no notice shall be required), to enter the Premises at any time and from time to time to make such repairs, additions, or alterations or remedy any contamination as it may deem necessary for the safety, improvements, preservation, or condition thereof, or of the Property, but Landlord assumes no obligation to do so, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.

        30.    INTENTIONALLY DELETED.

        31.    ASSIGNMENT AND SUBLETTING.

        a.     Tenant shall not make or permit an Assignment of this Lease or any interest of Tenant herein, in whole or in part, by operation of law or otherwise, without first obtaining in each and every instance the prior written consent of Landlord, which consent may be withheld in the sole and absolute subjective discretion of Landlord.

        b.     Any consent by Landlord to an Assignment shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent Assignment, including, but not limited to, a subsequent Assignment by any trustee, receiver, liquidator, or personal representative of Tenant. In the event Tenant executes an agreement to effect an Assignment, such agreement shall provide (i) that the subtenant or other occupier of space shall take subject to this Lease, (ii) that the occupier shall also fulfill all obligations of Tenant under this lease as they pertain to the portion of the Premises set forth in the Assignment, and (iii) that with respect to such portion of the Premises, the occupier shall be deemed to be the Tenant under this Lease.

        c.     If this Lease or any interest of Tenant herein be assigned or if the whole or any part of the Premises be sublet or used or occupied by others, after having obtained Landlord's prior written consent thereto, Tenant shall nevertheless remain fully liable for the full performance of all obligations under this Lease to be performed by Tenant, and Tenant shall not be released therefrom in any manner.

        32.    CONDEMNATION.    If more than twenty-five percent (25%) of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation, or expropriation or in the event of a conveyance in lieu thereof, then this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term of this Lease.

        If twenty-five percent (25%) or more of the Building shall be so taken or conveyed, then in such events notwithstanding the fact that the Premises in whole or in part is not so taken or conveyed, Landlord shall have the right and power, at its option to be exercised by written notice to Tenant, to terminate this Lease effective either the date title vests in the condemning authority or the date Landlord is required to deliver possession of the part so taken or conveyed. In any event, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired Term of this Lease.

        In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award as damages or otherwise for such condemnation, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof and assigns to Landlord any such right or claim to which Tenant might become entitled.

        Notwithstanding the foregoing, Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant under law in Tenant's own right for or on account of, and limited solely to, any cost which Tenant might incur in removing Tenant's furniture, fixtures, leasehold improvements, and equipment.

        33.    EXECUTION OF ESTOPPEL CERTIFICATE.    At any time, and from time to time, upon the written request of Landlord or any Mortgagee, Tenant, within ten (10) days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, without charge and in a form satisfactory to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the Term of this Lease; (c) certifying that Tenant is in occupancy of the Premises and that the Lease is in full force and effect and has not been modified, assigned, subleased, supplemented, or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by either Landlord or Tenant have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord, or stating the defaults, defenses, set-offs, recoupments and/or counterclaims claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which such Rent has been paid; (g) reciting the amount of the Security Deposit; and (h) containing any other information which Landlord or the Mortgagee shall reasonably require.

        The failure of Tenant to execute, acknowledge, and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions of this Section within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Premises or the Building, that this Lease has not been assigned, amended, changed, or modified, is in full force and effect, and that the Annual Rent and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement. Such failure shall also constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses, setoffs, recoupments, or counterclaims against the enforcement of this Lease by Landlord which may exist prior to the date of the written request.

        34.    SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

        a.     Tenant agrees that (i) this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any Mortgage now existing or hereafter given by Landlord and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof; and (ii) that if any of Landlord's Mortgagees or if the purchaser at any foreclosure sale or at any sale under a power of sale or assent to decree contained in any such Mortgage shall at its sole option so request, Tenant will attorn to, and recognize such Mortgagee or purchaser, as the case may be, as landlord under this Lease for the balance then remaining of the Term of this Lease, subject to all terms of this Lease; and (iii) that the aforesaid provisions shall be self-operative, and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser.

        b.     Tenant agrees that none of Landlord's Mortgagee, Landlord's Mortgagee-in-possession, or purchaser shall either: (i) be bound by any payment of Rent made more than thirty (30) days prior to its due date, and any such sum shall be due and payable on the due date; or (ii) be responsible for the Security Deposit or other similar funds in respect of this Lease not actually paid to it.

        c.     In the event Tenant fails to execute and deliver the instruments and documents as provided for in this Section within the time period set forth herein, Tenant does hereby make, constitute, and appoint Landlord or such Mortgagee or purchaser, as the case may be, as Tenant's attorney-in-fact and in its name, place, and stead to do so. The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

        d.     If Tenant pays Annual Rent and Additional Rent provided herein, and otherwise fully performs the terms, covenants, and conditions imposed herein, Tenant's agreement to subordinate and attorn as provided in this Section shall subject Landlord's Mortgagee, Landlord's Mortgagee-in-possession, or purchaser, as the case may be, recognizing this Lease and Tenant's rights hereunder.

        35.    SIGNS AND ADVERTISING.    Tenant shall not inscribe, paint, affix, or display any sign, notice, or advertisement on any of the windows, doors, walls, or any part of the outside or inside of the Premises and the remainder of the Property without the prior written consent of Landlord.

        36.    RULES AND REGULATIONS.    Tenant agrees to be bound by the rules and regulations set forth on Exhibit C attached hereto and incorporated by reference herein. Landlord reserves the right from time to time to adopt and promulgate rules and regulations applicable to the Premises, the Building, and to the Property, and to supplement such rules and regulations, and Tenant agrees to be bound thereby. A breach of any of such rules and regulations, whether now existing or hereinafter adopted, shall be deemed a breach of this Lease. Landlord shall not be liable to Tenant or responsible for any costs or damages for failure to enforce the rules and regulations uniformly.

        37.    ACCORD AND SATISFACTION.    No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Annual Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Annual Rent or Additional Rent due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease, at law or in equity.

        38.    NO PARTNERSHIP.    Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of landlord and tenant.

        39.    HOLDING OVER.    Should Tenant hold over in possession of the Premises after the expiration of this Lease, Tenant shall be deemed to be occupying the Premises from month to month, subject to such occupancy's being terminated by either party upon at least thirty (30) days' written notice, at double the Annual Rent and Additional Rent in effect at the expiration of this Lease, all calculated from time to time as though this Lease had continued, and otherwise subject to all of the other terms, covenants, and conditions of this Lease insofar as the same may be applicable to a month-to-month tenancy. In addition, Tenant shall pay as Additional Rent to Landlord for all damages sustained by reason of Tenant's retention of possession. Nothing in this Section excludes Landlord's rights of re-entry or any other right hereunder.

        40.    INTENTIONALLY DELETED.

        41.    RECORDATION.    Tenant shall not record this Lease without the written consent of Landlord. Upon Landlord's request or with Landlord's written consent, the parties agree to execute a short form of this Lease for recording purposes containing such terms as Landlord believes appropriate or desirable. The expense of recordation shall be borne by the party requesting such recordation.

        42.    WAIVERS.    The failure of Landlord to insist for a period of time on strict performance of any one or more of the terms, covenants, or conditions hereof shall not be deemed a waiver of the rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in any term, covenant, or condition hereof. No waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

        43.    REMEDIES FOR LANDLORD.    Any and all remedies available to Landlord for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord shall be entitled to pursue either the rights enumerated in this Lease or remedies authorized by law, or both. Tenant shall be liable for any reasonable costs or expenses incurred by Landlord in enforcing any terms of this Lease, or in pursuing any legal action for the enforcement of Landlord's rights, including court costs and reasonable attorneys' fees.

        44.    TABLE OF CONTENTS; CAPTIONS.    The Table of Contents and the captions appearing in this Lease are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of the Sections of this Lease nor in any way affect this Lease.

        45.    NOTICES.    Any and all Notices permitted or required to be given hereunder shall be in writing and shall be deemed duly given two (2) days after the time such notice shall be deposited into the United States mail, if delivery is by postage paid registered or certified mail, return receipted mail, the next business day if sent by Federal Express or other reputable overnight carrier service, or upon receipt when personally delivered. Any Notice in any other manner shall be deemed given when actually received. Such Notice shall be sent to the respective party at the address given in this Lease or to any other address that the respective party may designate by Notice delivered pursuant hereto.

        46.    APPLICABLE LAW.    This Lease shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles relating to conflicts of law.

        47.    SUCCESSORS AND ASSIGNS.    All rights, obligations, and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the permitted successors, and assigns of the said parties; and if Tenant shall consist of more than one person or entity, they shall all be bound jointly and severally by the terms, covenants, and conditions herein.

        48.    WAIVER OF TRIAL BY JURY.    Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease.

        49.    RIGHTS OF AND CLAIMS AGAINST LANDLORD.

        a.     Notwithstanding anything to the contrary contained herein, Tenant waives all rights to bring a counterclaim in any action brought by Landlord for the non-payment of Rent or any other summary proceeding thereon.

        b.     All obligations of Landlord hereunder shall be construed as covenants, not conditions.

        c.     Landlord may transfer all or part of its interest in the Premises and this Lease without the consent of Tenant, at any time and from time to time. If Landlord transfers its estate in the Premises, or if Landlord further leases the Premises subject to this Lease, then Landlord shall be relieved of all obligations of Landlord thereafter arising expressed in this Lease or implied by law. Landlord and its successors shall be relieved of their obligation to refund the Security Deposit and other similar funds to Tenant which they have received from Tenant or a predecessor Landlord to the extent they transfer such amounts to their respective transferees.

        d.     If Tenant obtains a money judgment against Landlord or its successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, condition, or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Premises, or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgment only upon Landlord's estate in the Property and not out of any other assets of Landlord, any of its partners, or its successors or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on Landlord's estate, subject to any liens antedating such judgment; provided, however, that this sentence shall be inapplicable to the extent that the judgment against Landlord is covered by insurance.

        e.     At any time when there is an outstanding Mortgage covering Landlord's interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the Mortgagee shall have received written notice of such default and a reasonable time to cure such default after Landlord's period to cure shall have elapsed.

        50.    CALCULATION OF TIME.    In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Maryland) on the last day of the Notice or other period.

        51.    ACCESS.    Landlord shall provide Tenant with access to the Premises twenty-four (24) hours a day, seven (7) days a week, fifty-two (52) weeks a year.

        52.    SEVERABILITY.    If the application of any term or provision of this Lease, whether in whole or in part, be held invalid or unenforceable in general or in any instance, the remainder of this Lease shall not be affected by such holding and shall be fully valid and enforceable.

        53.    COUNTERPARTS.    This Lease may be executed in multiple counterparts or in duplicate, and when so executed by all parties shall constitute one agreement.

        54.    TOTAL AGREEMENT.    This Lease contains the entire agreement between the parties and cannot be changed or modified except by a written instrument subsequently executed by the parties hereto.

        55.    TIME OF THE ESSENCE.    Time is of the essence in all provisions of this Lease to be performed by or on behalf of Tenant.

        56.    COMMERCIAL PURPOSE.    The parties stipulate that the Premises is being leased exclusively for business, commercial, manufacturing, mercantile, or industrial purposes within the meaning of Section 8-110(a) of the Real Property Article of the Annotated Code of Maryland, and that the provisions of Section 8-110(b) of such Article (or any future statute) pertaining to the redemption of reversionary interests under leases shall be inapplicable to this Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Standard Lease Agreement to be executed, under seal, as of the date and year first above written.

LANDLORD: TURF VILLAGE OFFICES, LLC.

By:

	Name:	S. JOHN BLUMENTHAL

	Title:	PRESIDENT

ATTEST/WITNESS:	TENANT:
CARROLLTON MORTGAGE SERVICES, INC.

[ILLEGIBLE]	By:	/s/ ROBERT ALTIERI	(SEAL)

	Name:	ROBERT ALTIERI

	Title:	PRESIDENT

EXHIBIT A

Description of the Premises

EXHIBIT B

Rules and Regulations

        1.     Tenant shall not obstruct or permit its agents, employees, customers, contractors, visitors, or licensees to obstruct, in any way, the Common Areas including without limitation the sidewalks, entry passages, corridors, halls, stairways, or elevators of the Building, or use the above specified areas in any way other than as a means of passage to and from the Premises; bring in, store, use any materials on the Property which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper or disturbing noises; throw substances of any kind out of windows or doors, or down passages or in the halls or passageways; or place anything upon the window sills. Any trash or rubbish created by moving Tenant into the Premises, or any heavy or excessive waste materials resulting from Tenant's occupancy and use of the Premises, shall be removed from the Premises by Tenant at Tenant's sole cost and expense.

        2.     Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspapers, or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

        3.     No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste papers, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of the Landlord.

        4.     No additional lock or locks shall be installed by Tenant on any door or doors installed by Landlord without prior written consent of Landlord. Two keys will be furnished to Tenant, and any additional keys required shall be secured from Landlord and paid for by Tenant. Tenant shall not have extra keys made without notice to Landlord and receipt of Landlord's consent. Tenant shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

        5.     Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by Landlord or its contractors or subcontractors or its or their agents or employees, or by any other person or any other cause.

        6.     No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Property.

        7.     Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, ware, or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises on the Property; permit to be played any radio, television, musical instrument or recorded music in such a loud manner as to disturb or annoy other tenants or other occupants of the Property; or permit any unusual odors to be produced upon the Premises.

        8.     No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, curtains, blinds, and shades must be of a quality, type, design, and color approved by Landlord and attached in a manner approved by Landlord and be kept at a level designated by Landlord.

        9.     Canvassing, soliciting, and peddling on the Property are prohibited, and Tenant shall cooperate to prevent the same.

        10.   There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of Landlord.

        11.   Tenant, before closing and leaving the premises at the end of business hours each day, shall ensure that all windows are closed and all entrance doors locked and shall turn off all lights and all standard electrical office equipment.

        12.   Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the building or its desirability as a building for offices and commercial use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        13.   Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

          a.     the exclusive right to use of the name of the building for all purposes, except that Tenant shall use the name as its business address and for no other purposes;

          b.     the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

          c.     the right to install and maintain a sign or signs on the exterior of the building;

          d.     the exclusive right to use or dispose of the use of the roof of the Building;

          e.     the right to limit the space on the directory of the Building to be allotted to Tenant; and

          f.      the right to grant anyone the right to conduct any particular business or undertaking in the Building.

        14.   Moving in and out of the Building must be coordinated with Landlord at least twenty-four (24) hours in advance of the move-in or move-out date. In the discretion of Landlord, moving may be required to be done under its supervision. No furniture will be moved in the elevator without the permission of Landlord until necessary pads have been installed. Tenant shall use the elevator for moving only during such time as Landlord or its agents may determine.

        15.   Landlord shall have the right to close and securely lock the Building other than during Normal Business Hours and during such other times as Landlord may deem advisable for the security of the Building and its tenants. Landlord shall give Tenant twenty-four (24) hours' notice before so closing and securely locking the Building, except in an emergency, and Landlord shall make a reasonable effort to assure access to the Premises by Tenant.

        16.   Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from Premises or public rooms whether or not such loss occurs when the Building or the Premises are locked against entry.

SCHEDULE 1

Landlord's Work

        Landlord to remove sink and plumbing and repair wall.

        Landlord to carpet entire space with Standard grade commercial carpet.

SCHEDULE 2

Tenant's Work

        N/A

SCHEDULE 3

Parking

        Tenant shall have full access to parking at the Building; provided, however, that such parking spaces are undesignated and unreserved.

QuickLinks

TABLE OF CONTENTS
LIST OF EXHIBITS
LIST OF SCHEDULES
STANDARD LEASE AGREEMENT
Recitals
EXHIBIT A Description of the Premises EXHIBIT B Rules and Regulations
SCHEDULE 1 Landlord's Work
SCHEDULE 2 Tenant's Work
SCHEDULE 3 Parking